Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

SYRA HEALTH CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)		Fee Rate	Amount of Registration Fee
Fees Previously Paid	Equity	Units, each Unit consisting of (i) one share of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), and (ii) a warrant exercisable for one share of Class A Common Stock	Rule 457(o)	__	__	$9,487,500	(3)	0.00011020	$1,046
Fees Previously Paid	Equity	Shares of Class A Common Stock, included in the Units	__	__	__	__		__	__
Fees Previously Paid	Equity	Warrants to purchase shares of Class A Common Stock included in the Units(4)	__	__	__	__		__	__
Fees Previously Paid	Equity	Shares of Class A Common Stock issuable upon exercise of the Warrants included in the Units	Rule 457(o)	__	__	$14,950,000		0.00011020	$1,648
Fees to Be Paid	Equity	Representative’s unit purchase option	Rule 457(o)	1	$100	$100		0.00011020	$0.02
Fees to Be Paid	Equity	Units (the “Representative’s Units”) underlying Unit Purchase Option, each Representative’s Unit consisting of (i) one share of Class A Common Stock and (ii) a warrant (the “Representative’s Warrant”) exercisable for one share of Class A Common Stock	Rule 457(o)	__	__	$1,067,344		0.00011020	$118
Fees to Be Paid	Equity	Shares of Class A Common Stock, included in the Representative’s Units	__	__	__	__		__	__
Fees Previously Paid	Equity	Representative’s Warrants to purchase shares of Class A Common Stock included in the Representative’s Units(4)	__	__	__	__		__	__
Fees Previously Paid	Equity	Shares of Class A Common Stock issuable upon exercise of the Representative’s Warrants	Rule 457(o)	__	__	$1,134,500		0.00011020	$149
Total Offering Amounts						$26,850,444			$2,961
Total Fees Previously Paid									2,820
Total Fee Offsets									-
Net Fee Due									$141

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Class A common stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction, and the shares of Class A common stock set forth in this table shall be adjusted to include such shares, as applicable.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(3) Includes up to an additional 15% of Units to cover over-allotments, if any.

(4) No separate fee is required pursuant to Rule 457(g) under the Securities Act.